SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 15, 2005

Expedia, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51447	20-2705720
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3150 139th Avenue SE Bellevue, Washington		98005
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (425) 679-7200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into Material Definitive Agreement.

On December 15, 2005, the Compensation/Benefits Committee of the Board of Directors of Expedia, Inc., a Delaware corporation (the “Company”), adopted and ratified the Expedia Executive Deferred Compensation Plan, effective August 9, 2005. The foregoing description of the Executive Deferred Compensation Plan is not complete and is qualified in its entirety by reference to the actual Executive Deferred Compensation Plan, which is attached to this report as Exhibit 10.1 and is incorporated by reference into this report.

Under the Plan, the Company will provide a select group of management employees and highly compensated employees (each, a “Participant”) with the opportunity to defer a specified percentage of their cash bonuses (up to a maximum of 90%). The amounts deferred will be credited to a book-entry account established for each Participant. Such accounts will be adjusted for positive or negative investment results from investment alternatives selected by the Participant from among those made available under the Plan.

Pursuant to the Plan, the Company will pay a cash amount (the “Plan Benefits”) to a Participant equal to the amount of deferred compensation credited to the Participant’s account on a date elected by the Participant. In general, this date will be a specific date, no sooner than three years after the date of deferral, the Participant’s termination of employment or the Participant’s attainment of age 65. If a Participant who is a “key employee,” as defined under Section 416 of the IRC, elects to have his or her Plan Benefits paid upon termination of employment, the Participant must wait six months following his or her termination of employment to receive such distribution.

A Participant may elect to receive his or her Plan Benefits in a single cash lump sum or in installments over a period of 10 or 15 years. In addition, a Participant may be entitled to receive Plan Benefits earlier in the event he or she incurs an “unforeseen emergency” or upon a change in control of the Company. If a Participant dies prior to receiving all of his or her Plan Benefits, the unpaid portion of such Plan Benefits will be paid to the Participant’s designated beneficiary in the form of a lump sum distribution as soon as administratively feasible thereafter.

Plan Benefits are unsecured general obligations of the Company and rank in parity with the Company’s other unsecured and unsubordinated indebtedness. The Company may establish a “rabbi trust” in connection with the Plan. The amounts allocated to such trust and earnings thereon will be used to pay Plan Benefits under the Plan.

The Company can amend or terminate the Plan at any time.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

10.1	Expedia Executive Deferred Compensation Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPEDIA, INC.

Date: December 19, 2005	By:	/s/ KEENAN M. CONDER
	Name:	Keenan M. Conder
	Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

10.1	Expedia Executive Deferred Compensation Plan